Exhibit 99.1

News Release

For Immediate Release on 06/01/12

ATP Oil & Gas Corporation, Houston

Chairman and CEO

T. Paul Bulmahn, 713-622-3311

or

Chief Financial Officer

Albert L. Reese Jr., 713-622-3311

www.atpog.com

McCarroll Joins ATP’s Executive Team

HOUSTON – June 1, 2012 – (Business Wire) – ATP Oil & Gas Corporation (NASDAQ: ATPG) today announced that Mr. Matt McCarroll has joined ATP as Chief Executive Officer of ATP Oil & Gas Corporation.

ATP Chairman T. Paul Bulmahn stated, “We are very pleased to add Matt to our leadership team. His successful and proven talent in offshore property development is an asset to ATP. His experience in the offshore Gulf of Mexico will be invaluable to moving forward our Clipper and Telemark properties in addition to our international properties. Matt’s commitment to ATP has already been shown by his purchase today of 1,000,000 shares of our common stock directly from ATP at market price.”

Mr. McCarroll was Founder and Chief Executive Officer of Dynamic Offshore Resources, LLC, a private company that focused on acquiring and developing properties in the Gulf of Mexico. He guided the recent sale of Dynamic Offshore Resources to SandRidge Energy for $1.3 billion. Prior to establishing Dynamic Offshore Resources, Mr. McCarroll served as President of Maritech Resources Inc. He was a member of the senior management team of Plains Resources Inc. and remained with the corporation until 1998. During his time there, he held several management positions, including Vice President of Land and Exploration. Early in his career, McCarroll held positions with Great Southern Oil and Gas in Lafayette, Louisiana and Amoco Production Company in New Orleans. McCarroll earned his B.A. degree in business administration and finance from LSU. He has held several leadership positions within associations in the oil and gas industry and currently serves on the board of directors of the National Ocean Industries Association.

About ATP Oil & Gas Corporation

ATP Oil & Gas is an international offshore oil and gas development and production company with operations in the Gulf of Mexico, Mediterranean Sea and the North Sea. The company trades publicly as ATPG on the NASDAQ Global Select Market. For more information about ATP Oil & Gas Corporation, visit www.atpog.com.

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Forward-looking Statements

Certain statements included in this news release contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. ATP cautions that assumptions, expectations, projections, intentions, plans, beliefs or similar expressions used to identify forward-looking statements about future events may, and often do, vary from actual results and the differences can be material from those expressed or implied in such forward looking statements. Some of the key factors which could cause actual results to vary from those ATP expects include, without limitation, volatility in commodity prices for crude oil and natural gas, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting its business. ATP assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law. More information about the risks and uncertainties relating to ATP’s forward-looking statements is found in the company’s SEC filings or website, www.atpog.com.

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